UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2008
Date of Report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

802 West Bay Road The Grand Pavilion P.O. Box 31110 Grand Cayman, Cayman Islands	KY1-1205
(Address of principal executive offices)	(Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a material definitive agreement
Item 9.01. Financial statements and exhibits
Signature
Exhibit Index

Item 1.01.  Entry into a material definitive agreement

On December 15, 2008, Greenlight Reinsurance, Ltd. (the “Company”), the principal subsidiary of Greenlight Capital Re, Ltd., entered into a deed of novation with Unicredit Bank Cayman Islands Ltd (“Unicredit Bank”) (formerly known as Bank Austria Cayman Islands Ltd), and Butterfield Bank (Cayman) Limited (“Butterfield Bank”). The novation provides for the letter of credit agreement dated June 6, 2007, between Unicredit Bank and the Company to be transferred to Butterfield Bank effective from December 19, 2008. The Company, concurrently entered into a novation agreement with Unicredit Bank, Butterfield Bank, and Goldman Sachs & Co to transfer Unicredit Bank’s security interest in the collateral pledged by the Company under the letter of credit facility to Butterfield Bank. All other terms and conditions of the original letter of credit agreement and the securities control agreement, including the covenants, remained unchanged.

Item 9.01. Financial statements and exhibits

(d)  Exhibits

10.1	Deed of Novation date December 15 2008, by and among Unicredit Bank Cayman Islands Ltd., Butterfield Bank (Cayman) Limited, and Greenlight Reinsurance, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2008	GREENLIGHT CAPITAL RE, LTD.

	By:	/s/ Tim Courtis_________________________
Tim Courtis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Deed of Novation dated December 15, 2008, between Unicredit Bank Cayman Islands Ltd., Butterfield Bank (Cayman) Limited, and Greenlight Reinsurance, Ltd.